UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2026
URBAN ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	UONE	NASDAQ Stock Market
Class D Common Stock, $0.001 Par Value	UONEK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2026, Urban One, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”). The Amendment amends that certain Amended and Restated Credit Agreement dated as of December 18, 2025, among the Company, the other borrowers party thereto from time to time, Bank of America, N.A., as Administrative Agent and each Lender from time-to-time party thereto (the “Current ABL Facility”). The Amendment makes certain changes to clarify the maturity date of the Current ABL Facility and defines the “Maturity Date” to mean the earlier to occur of (a) December 18, 2030, (b) the date that is ninety-one (91) days prior to the maturity or expiration date applicable to any Material Indebtedness (other than the Existing Notes) and (c) the date on which the Existing Notes Non-Springing Maturity Condition fails to be true.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment to Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 9, 2026, the Company received notice from the Nasdaq Stock Market, LLC (“Nasdaq”) confirming that it has regained compliance the Nasdaq listing requirement requiring listed companies to maintain a minimum bid price of $1.00. The letter noted that the Nasdaq Staff had determined that for the last ten consecutive business days, from January 23, 2026, to February 6, 2026, the closing bid price of the Company’s Class D Common Stock has been at $1.00 per share or greater.

With the Company in compliance with the Minimum Bid Price Rule, Nasdaq has ceased any action to delist the Company’s securities and considers the matter closed.
Item 9.01 Financial Statements and Exhibits.
(c)  Exhibits.

Exhibit Number	Description
4.1	First Amendment to Amended and Restated Credit Agreement dated as of February 9, 2026
Forward Looking Statements

The Company cautions that certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Any or all forward-looking statements may turn out to be wrong. Forward-looking statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: adverse effects which may arise in connection with the material weakness in our internal control over financial reporting or our failure to promptly remediate it; the extent of the impact of the slowing economy, the extent of the impact of any global pandemic or any other epidemic, disease outbreak, or public health emergency, the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
February 11, 2026	Peter D. Thompson
Chief Financial Officer (Principal Accounting Officer)